UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CMS Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8137247
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

123 Main Street, Suite 750

White Plains, NY 10601

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☒.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  ☐.

Securities Act registration statement file number to which this form relates: 333-139176

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

CMS Bancorp, Inc. (the “Registrant”) hereby incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description Of Capital Stock Of CMS Bancorp” in Registrant’s Registration Statement on Form SB-2 (Registration No. 333-139176), as originally filed with the Securities and Exchange Commission (the “Commission”) on December 7, 2006, and all amendments thereto (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

The following Exhibits are incorporated herein by reference:

2.1	Amended and Restated Plan of Conversion and Stock Issuance of Community Mutual Savings Bank.*

3.1	Certificate of Incorporation of CMS Bancorp, Inc.*

3.2	Bylaws of CMS Bancorp, Inc.*

4.1	Form of Stock Certificate of CMS Bancorp, Inc.*

*	Incorporated by reference to the Registration Statement on Form SB-2 of the Registrant (No. 333-139176) filed with the Commission on December 7, 2006, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CMS Bancorp, Inc.

By:	/s/ John E. Ritacco
John E. Ritacco
President and Chief Executive Officer

Dated: February 13, 2007